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                                 EXHIBIT 21.1

                                 SUBSIDIARIES

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                                                                 Jurisdiction of
                                                                  Organization
                                                                  ------------
Cellular, Inc. Financial Corporation                                   CO

Cellular Inc. Network Corporation (1)                                  CO

CommNet Paging Inc.                                                    CO

Cellular Network of South Dakota, Inc. (1)                             SD

Pueblo MSA Limited Partnership (1)                                     CO

Platte River Cellular of Colorado Limited Partnership (1)              CO

Colorado 4 - Park Limited Partnership (1)                              CO

Smoky Hill Cellular of Colorado Limited Partnership (1)                CO

Colorado 6 - San Miguel Limited Partnership (1)                        CO
  San Miguel Cellular of Colorado Limited Partnership                  CO
     San Miguel Cellular, Inc.                                         CO

Colorado 7 - Saguache Limited Partnership (1)                          CO

Sioux City MSA Limited Partnership (1)                                 IA
  Schaller Cellular, Inc.                                              CO

Idaho 6 - Clark Limited Partnership (1)                                ID
  Teton Cellular of Idaho Limited Partnership                          CO
     Teton Cellular, Inc.                                              ID

North Central Idaho Cellular of Idaho Limited Partnership              CO

Sawtooth Cellular of Idaho Limited Partnership                         CO

Terre Haute Cellular, Inc.                                             CO

Billings MSA Limited Partnership (1)                                   CO

Mission Cellular of Montana Limited Partnership (1)                    CO

Montana RSA No. 1 (B2) Limited Partnership (1)                         MT

Montana 2-Toole Limited Partnership (1)                                CO
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